Exhibit (c)(ii)

Morgan Stanley Confidential Treatment Requested. Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment. Valuation Materials Underlying Fairness Opinion Project Orange October 10, 2022 CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. PRELIMINARY AND CONFIDENTIAL DRAFT

Morgan Stanley Executive Summary • The Special Committee and, at the Special Committee’s direction, the Company and the Special Committee’s advisors have engaged with “Violet” in response to Violet’s inbound interest and proposal—Following inbound interest from Violet, the Board formed the Special Committee and engaged Morgan Stanley and Potter, Anderson & Corroon LLP as advisors to assist with its evaluation of a potential transaction with Violet and other potential bidders • After negotiations, both sides have indicated interest in moving forward with a transaction at $24.90 per share—10.3x AV / CY2023E Revenue Multiple -44% premium to unaffected share price of $17.30 as of 9/16/2022 • Outreach to 4 strategic parties and 12 financial sponsors pre-13D filing by Violet yielded no other bids—Post-1 3D filing by Violet, Morgan Stanley conducted additional outreach to certain parties from the total pool listed above. There were no expressions of interest from potential buyers that were contacted or any other potential bidders • The Board resolutions forming the Special Committee provided the Special Committee with broad powers to evaluate a transaction with Violet, as well as a transaction with other potentially interested buyers. The Board resolutions also provided the Special Committee with the “power to say no” and maintain the status quo • The Board resolutions forming the Special Committee indicated that the Company would not effectuate a “Specified Strategic Transaction” if it had not first been -Approved or recommended by the Special Committee, and -Approved by holders of a majority of the voting power of the outstanding shares of the Company held by disinterested stockholders as determined by the Special Committee PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 2

Morgan Stanley

Overview of Violet Proposal (1-4)

Summary of Proposal

Key Terms	Description
Price	• $24.90 per share
Form of Consideration	• All cash
Announcement Timing	• [10/10/2022, post-market close]
Rollover	• Rollover investment by Elephant and Founder • KKR in approval process of new investment, with existing equity as backstop should new investment not be approved
Treatment of Equity Awards at Closing	• Vested RSUs, PSUs and in-the-money vested options are cashed out • Out-of-the-money options are cancelled • Unvested RSUs, PSUs and in-the-money unvested options will be converted into a cash award and paid out in cash at the transaction price post-closing according to existing vesting schedules
Conditions to Close	• Stockholder approval (majority of minority - rollover shareholders will not be permitted to vote) • Regulatory / Antitrust approvals • No legal injunctions or restraints • Accuracy of reps and warranties subject to customary materiality standards • Material performance of covenants and obligations • Absence of a Material Adverse Effect, subject to customary exceptions
Superior Proposal Termination Right	• Under specified circumstances, Company may terminate agreement in order to accept a "Superior Proposal"
Termination Fees	• Company termination fee equal to 3.0% of equity value payable in specified circumstances including acceptance of Superior Proposal • Parent termination fee equal to 6.0% of equity value payable in the event Parent materially breaches the agreement or fails to close the transaction after satisfaction of all closing conditions

Transaction Summary

$MM, except per share prices and where noted

	Unaffected Date (9/16/2022)	Current Proposal
Share Price ($)	**$17.30**	**$24.90**
(x) Fully Diluted Shares (MM)	185.0	185.4
Fully Diluted Equity Value	**$3,200**	**$4,616**
(+) Debt	0	0
(-) Cash	(344)	(344)
Fully Diluted Aggregate Value	**$2,856**	**$4,272**

CY2023E Revenue Multiple	Metric	Unaffected Date (9/16/2022)	Current Proposal
Street	416	6.9x	10.3x
Management Plan	440	6.5x	9.7x

CY2023E P/LFCF Multiple	Metric	Unaffected Date (9/16/2022)	Current Proposal
Street	104	30.7x	44.2x
Management Plan	107	29.8x	43.0x

Implied Price Premia	Unaffected Date (9/16/2022)	Current Proposal
Unaffected Spot (9/16/2022) ($17.30)	0%	44%
Unaffected 30-Day Average ($19.10)	(9%)	30%

Notes
1. Provided herein are brief summaries of complex provisions. Company and Special Committee counsel provide a full review of Merger Agreement and related documents. This is a summary of only certain selected proposed transaction terms, as set forth in the draft Merger Agreement dated October 10, 2022 and is not a complete description of proposed transaction terms. Terms may change given ongoing negotiations
2. Market data as of 10/7/2022
3. Management Plan provided by management on 8/12/2022
4. Aggregate value and equity value calculations based on standalone Orange valuation and do not reflect any capitalization effects resulting from change of control. For detailed Orange capitalization, please refer to pg. 21

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 3

Morgan Stanley Summary of Certain Transaction Terms (1) Per Draft Merger Agreement Dated October 10, 2022 Structure • One-step reverse triangular merger, with the Company becoming a wholly-owned subsidiary of Violet’s purchasing entity Support • Violet, Elephant, KKR and Stu Sjouwerman to enter into support agreements Agreement / • Elephant and Stu Sjouwerman to contribute a portion of the shares of Company common stock held by them to the purchasing entity Rollover • KKR in approval process of new investment, with existing equity as backstop should new investment not be approved • RSUs: (i) vested RSUs are cashed-out; (ii) unvested RSUs are converted into a cash award and cashed-out at the per share price following the closing subject to existing vesting provisions Treatment of • PSUs: (i) vested PSUs are cashed-out; (ii) unvested PSUs are converted into a cash award and cashed-out at the per share price following the closing subject to existing time-based vesting provisions with performance-based vesting conditions deemed achieved at 100% of target Equity Awards • Options: (i) vested, outstanding, and unexercised options that are in-the-money are cashed-out (less the exercise price); (ii) out-of-the-money options are cancelled; (iii) unvested options are assumed by the purchasing entity and cashed-out at the per share price (less exercise price) following the closing subject to existing vesting provisions No-Shop / • Customary “fiduciary out” permitting the Company to: Fiduciary Out • Terminate the merger agreement to accept a Superior Proposal, subject to the terms and conditions in the Merger Agreement, including payment of the Company termination fee Provisions • Make a Recommendation Change regarding an intervening, subject to the terms and conditions in the Merger Agreement Regulatory • HSR approval required and other agreed-upon government entity regulatory approvals Key • Stockholder approval (majority of minority) Conditions to • Regulatory / Antitrust approvals Close • No legal injunctions or restraints • Accuracy of reps and warranties subject to customary materiality standards • Material performance of covenants and obligations • Absence of a Material Adverse Effect, subject to customary exceptions Termination Events • Mutual: (i) mutual written agreement; (ii) permanent injunction or other judgment of restraint; (iii) after the Termination Date; (iv) failure to obtain stockholder approval • By Parent: (i) uncured breach by Company of reps and warranties or covenants that would cause closing condition failure; (ii) Company Recommendation Change • By Company: (i) uncured breach by Parent of reps and warranties or covenants that would cause closing condition failure; (ii) to enter into agreement to effect Superior Proposal after paying the Termination Fee; (iii) failure of Parent to close the deal after closing conditions have been met • Company termination fee equal to 3.0% of equity value payable in specified circumstances including acceptance of Superior Proposal Termination • Parent termination fee equal to 6.0% of equity value payable if Parent fails to close transaction after satisfaction of all closing conditions (including as a result of Fees (2) the failure of Parent’s debt financing) Notes 1. Provided herein are brief summaries of complex provisions. Company counsel to provide a full review of Merger Agreement and related documents. This is a summary of only certain selected proposed transaction terms, as set forth in the Draft Merger Agreement dated October 10, 2022 and is not intended to be a complete description of proposed transaction terms. Terms likely to change due to ongoing negotiations. 2. For the purposes of calculating termination fees, equity value is calculated by multiplying the offer price by the fully diluted shares outstanding (with application of the treasury stock method for dilutive securities) PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 4

Morgan Stanley Strategic Rationale 44% premium to unaffected price ($17.30) as of 9/16/2022—Above 30% median premiumI II Fulsome process suggests there’s not a higher bid available High degree of closing certainty Ability to accept a Superior Proposal under certain circumstances Adverse impact on Orange’s business operations, competitive positioning and share price if merger not completed in a timely manner Termination fee requirement in case of merger not reaching completion Tax liability created by all-cash transaction for US-based Orange shareholders Disruption to business schedule of senior executives due to merger activities and its potential to adversely impact firm ir tn performance Share price and resulting value impact in case of merger not reaching completion Notes II Based on $1Bn+ Aggregate Value software transaction since 2014 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 5

Morgan Stanley

Illustrative Sources and Uses and Pro Forma Capital Structure

Equity Rollover Assumed

Transaction Sources and Uses

$MM, unless otherwise noted

Sources ($MM)	($MM)
Excess Cash	$283
Transaction Debt	$1,000
Vista Rollover	$409
Rolled Insider & Mgmt Equity	$783
Unvested Equity	$103
Sponsor Equity	$2,121
Total Sources	**$4,699**

Uses ($MM)	($MM)
Equity Purchase Price	$4,616
Transaction Expenses	$83
Total Uses	**$4,699**

Illustrative Equity Rollover Assumption [2][4][5]

$MM, unless otherwise noted

Investor	Value at $24.90	Value for Deal % of FD Equity	Percent Rolled	Amount Rolled
Emerald	$923	20%	46%	$425
Khaki	$650	14%	46%	$300
Stu	$115	3%	50%	$58
Subtotal	**$1,689**	**37%**	**46%**	**$783**
Subtotal Rolled as % Total FD Equity			**17%**	
Violet	$409	9%	100%	$409
Total	**$2,098**	**45%**	**57%**	**$1,192**
Rolled as % Total FD Equity			**26%**	

Emerald sells 20M and rolls rest, 100% sell and $300M investment from Khaki, 50% roll from Stu, 100% roll from Violet

Pro Forma Capital Structure

$MM

	Orange	Transaction Adjustments	Pro Forma
Balance Sheet Adjustments			
Cash	$363	($283)	$80
Existing Debt	-	-	-
New Transaction Debt	-	$1,000	$1,000
Total Debt	**$0**		**$1,000**
Net Debt	**($363)**		**$920**
Credit Stats			
Debt / CY22 EBITDA	-	-	**18.1x**
Debt / CY22 ARR	-	-	**2.7x**

Notes
1. Assumes transaction close on 12/31/2022 at $24.90 per share
2. Market Data from CapitalIQ and Estimates from Thomson as of 10/7/2022
3. Assumes Orange has $363MM of cash on the balance sheet as of 1/31/2023 and has a min cash level of $80MM
4. In calculating the amount of value that can be rolled over by each individual investor we are only including vested RSUs for Stu
5. Khaki potentially selling 100% of their shares but investing $300MM from a different fund, 31% effective roll

6

Morgan Stanley

Shareholder Voting Analysis (Majority of the Disinterested Parties)

- Assumes current Class A and Class B shareholders hold their shares through to the shareholder vote
- Assumes rollover / new investment current shareholders are prohibited from voting (i.e. Vista, KKR, Elephant, Stu Sjouwerman)
- Assumes no RSU or Option holders exercise and convert into Class A or B shares and vote

Top 10 Aggregate Voting Power Shareholders (Non-Board Members / Insiders)

	Class A	Class B		Total (A+B)			
Shareholder	Class A Shares Held	Class B Shares Held	Voting Power	Aggregate Voting Power	Aggregate Voting Power %	Economic Ownership	Economic Ownership % (1)
Kevin Mitnick	2.5	4.9	49.0	51.5	31%	7.4	4%
Legacy Marlin Holdings	-	1.2	12.5	12.5	7%	1.2	1%
RadWit Inc	-	1.2	11.9	11.9	7%	1.2	1%
Sanabil Private Equity Investments Company	-	0.8	8.3	8.3	5%	0.8	0%
Voya Financial, Inc.	5.7	-	-	5.7	3%	5.7	3%
Invesco Ltd.	4.9	-	-	4.9	3%	4.9	3%
FMR LLC	4.9	-	-	4.9	3%	4.9	3%
BlackRock Institutional Trust Company NA	4.7	-	-	4.7	3%	4.7	3%
Eventide Asset Management, LLC	4.2	-	-	4.2	3%	4.2	2%
The Vanguard Group	3.4	-	-	3.4	2%	3.4	2%
Other Common Shareholders Excl. Affiliated	53.4	0.2	1.7	55.0	33%	147.0	79%
Totals	**83.6**	**8.3**	**83.3**	**166.9**	**100%**	**185.4**	**100%**

Board Member / Insider Assumed Voting Power

	Class A	Class B	Total (A+B)			
Shareholder	Class A Shares Held and RSU	Outstanding Vested Options Convertible Into Shares of Class B	*Potential* Aggregate Voting Power	*Potential* Aggregate Voting Power % (2)	Economic Ownership	Economic Ownership % (1)
Krish Venkataraman	0.2	-	*0.2*	*0%*	0.2	0%
Lars Letonoff	0.8	-	*0.8*	*1%*	0.8	0%
Kevin Klausmeyer	-	-	*0.0*	*0%*	0.0	0%
Gerhard Watzinger	-	0.7	*7.0*	*4%*	0.7	0%
Kara Wilson	-	0.7	*7.0*	*4%*	0.7	0%
Total Additional Votes	**0.8**	**1.4**	***15.0***	***9%***	**2.4**	**1%**

Current Shareholders Assumed Conflicted For the Vote

	Class A	Class B		Total (A+B)			
Shareholder	Class A Shares Held	Class B Shares Held	Voting Power	Aggregate Voting Power	Aggregate Voting Power %	Economic Ownership	Economic Ownership % (1)
Emerald	-	37.1				37.1	20%
Khaki	-	26.1				26.1	14%
Violet	1.9	14.6				16.4	9%
Stu Sjouwerman	0.1	4.4				4.5	2%
Totals	**2.0**	**82.1**				**84.1**	**45%**

Notes

1. Economic ownership calculated off of fully diluted share count of 185.4M inclusive of affiliated shares
2. Assumes Total Potential Diluted Aggregate Voting Power of 166.9MM votes

7

Morgan Stanley Progress Summary Contacted / NDA & Initial PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 8

Morgan Stanley

Bidder Outreach Progress Detail

Company	Connected	Earnings Pack	NDA Signed	MP Scheduled	Meeting Held	Responding to High Priority Diligence	Received Initial Bid	Received Final Bid
Sponsors								
[***]	✓	✓	✓	✓	✓	✓	✓	✓
[***]	✓	✓	✓	✓	✓	✗✗ (yellow)		
[***]	✓	✓	✓	✓	✓	✗✗ (yellow)		
Strategics								
[***]	✓	✗✗ (yellow)						
No Interest								
[***]	✓	✓	✓	✓	✓	✓	✗✗	
[***]	✓	✓	✓	✓	✓	✗		
[***]	✓	✓	✗					
[***]	✓	✗✗						
[***]	✓	✗						
[***]	✓	✓	✓	✓	✓	✗		
[***]	✓	✓	✓	✓	✓	✗		
[***]	✓	✗✗						
[***]	✓	✓	✓	✓	✓	✓	✗✗	
[***]	✓	✓	✗					
[***]	✓	✗						
[***]	✓	✓	✓	✓	✗			
[***]	✓	✓	✓	✓	✓	✗		
Insider								
[***]	✓							

✗ No Interest ✗✗ Re-confirmed no interest post Violet 13-D Filing ✗✗ (yellow) Not Engaged, Re-outreach post Violet 13-D Filing

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 9

Morgan Stanley

Orange Recent Share Price History

Key Share Price Information		
Unaffected Price	Average Since Q2 Earnings (Unaffected)	30-day Average (Unaffected)
$17.30	$19.11	$19.10

Stock Price Performance Over the Last 3 Months



$27.50
$25.00
$22.50
$20.00
$17.50
$16.43
$15.00
$12.50
Volume (MM)
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
-
$24.90
$22.23
$16.44
7/7/2022
7/21/2022
8/4/2022
8/18/2022
9/1/2022
9/15/2022
9/29/2022
7/5/2022 Special Committee formed
7/14/2022 Initial Morgan Stanley outreach to Violet
7/18/2022 Special Committee gives Morgan Stanley permission to conduct a limited outreach to potential non-Violet bidders
8/4/2022 Q2 2022 Earnings Announcement, Orange shows strong Q2 earnings with Beat and Raise
8/30/2022 Orange Non-Deal Roadshow
9/16/2022: Unaffected date
9/19/2022 Orange confirms receipt of non-binding bid from Violet for $24.00/share
9/29/2022 Orange receives non-binding final bid from Violet for $24.90/share
Volume
Illustrative Unaffected Trading (2)
Orange Share Price
Final Bid

Source: Capital IQ

Notes

1. Market Data as of 10/7/2022
2. Proxy for Orange Unaffected calculated assuming Orange would trade in-line with WCLD Cloud Software Index
3. Average Since Q2 Earnings and 30-day Average as of unaffected share price of 9/16/2022

PROJECT ORANGE

PRELIMINARY AND CONFIDENTIAL DRAFT

10

Morgan Stanley Q32022 Financial Update Revenue $86 $87 $86 +/- $0.2 $86 Street Management Preliminary Flash Estimates Model Estimates Actual Bookings $111 $105-$108 $107 New Business $45 $40-$42 $40 Renewal Add-On / Upgrade $66 $65-$66 $67 ARR $346 $345-$347 $347 Ending Cash $349 $343 $344 FCF Margin 28% 39% 31%+ Notes 1. Street Estimates per Capital IQ as of 10/7/2022 2. Management model received 8/12/2022; Estimates provided by Management on 9/22/2022; Preliminary Flash Actual provided on 10/05/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 11

Morgan Stanley

Illustrative Valuation Matrix

$MM other than per share data, unless otherwise noted

		Premium / (Discount) To			Fully Diluted	Agg. Value	Street Case				Management Case			
							AV / Revenue		P / FCF		AV / Revenue		P / FCF	
	Price	Unaffected	30-Day Avg.	52 Wk. High	EV		CY2022E	CY2023E	CY2022E	CY2023E	CY2022E	CY2023E	CY2022E	CY2023E
	Metric	$17.30	$19.10	$27.40	$3,200	$2,856	$334	$416	$80	$104	$336	$440	$92	$107
	Growth Rate / Margin						*36%*	*25%*	*24%*	*25%*	*36%*	*31%*	*28%*	*24%*
Unaffected	$17.30	0%	(9%)	(37%)	$3,200	$2,856	8.6x	6.9x	40x	31x	8.5x	6.5x	35x	30x
	$22.00	27%	15%	(20%)	$4,076	$3,732	11.2x	9.0x	51x	39x	11.1x	8.5x	44x	38x
	$23.00	33%	20%	(16%)	$4,262	$3,918	11.7x	9.4x	53x	41x	11.7x	8.9x	46x	40x
Violet IOI	$24.00	39%	26%	(12%)	$4,449	$4,105	12.3x	9.9x	56x	43x	12.2x	9.3x	48x	41x
	$24.25	40%	27%	(11%)	$4,495	$4,151	12.4x	10.0x	56x	43x	12.4x	9.4x	49x	42x
	$24.50	42%	28%	(11%)	$4,542	$4,198	12.6x	10.1x	57x	44x	12.5x	9.5x	49x	42x
Violet Revised IOI 1	$24.60	42%	29%	(10%)	$4,561	$4,217	12.6x	10.1x	57x	44x	12.6x	9.6x	49x	42x
Violet Revised IOI 2	$24.80	43%	30%	(9%)	$4,598	$4,254	12.7x	10.2x	58x	44x	12.7x	9.7x	50x	43x
Current Proposal	$24.90	44%	30%	(9%)	$4,616	$4,272	12.8x	10.3x	58x	44x	12.7x	9.7x	50x	43x
	$25.00	45%	31%	(9%)	$4,635	$4,291	12.9x	10.3x	58x	44x	12.8x	9.7x	50x	43x
Orange Counter Proposal 2	$25.75	49%	35%	(6%)	$4,775	$4,431	13.3x	10.7x	60x	46x	13.2x	10.1x	52x	44x
	$26.00	50%	36%	(5%)	$4,821	$4,477	13.4x	10.8x	60x	46x	13.3x	10.2x	52x	45x
Orange Counter Proposal 1	$26.50	53%	39%	(3%)	$4,915	$4,571	13.7x	11.0x	62x	47x	13.6x	10.4x	53x	46x

Source: CapIQ, Thomson Consensus
Notes
1. Market data and consensus estimates as of unaffected share price date 9/16/2022
2. FCF defined as operating cash flow less capital expenditures

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 12

Morgan Stanley Overview of Street vs. Management Plan Total Revenue Gross Profit $MM $MM Total Revenue Growth Gross Profit Margin % 20^ 2020^ 202A^ 2022^ 202^ 20^ 2025^- Actuals Street —O— Street Extrapolations Management Notes 1. Street financials represent Thomson consensus estimates as of 9/16/2022 2. Management reflects forecast provided by Management on 8/12/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 13

Morgan Stanley Overview of Street vs. Management Plan (Cont’d) <1><2> Adj. EBITDA Levered Free Cash Flow $MM $MM Levered Free Cash Flow Margin Adj. EBITDA Margin % % 20^9^ 2020^ 202^ 202^ 20^ 202^ 20^ Street Extrapolations —O— Management Notes 1. Street financials represent Thomson consensus estimates as of 9/16/2022 2. Management reflects forecast provided by Management on 8/12/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 14

Morgan Stanley Illustrative Valuation Summary Unaffected Share Price Final Bid: $24.90 as of 9/16/2022: $17.30 0(3) Public Trading Comparables I I Revenue (CY23E) $15.36 $22.05 | Street Case: 6.0x—9.0x AV I CY23E Revenue of $416MM $16.15 M $23.2 Free Management Cash Flow Case: (CY23E) 6.0x—9.0x AV / CY23E Revenue of S440MM I Street Case: 30.0x—45.0x PI CY23E FCF of $104MM $16.93 $17.43 Management Case: 30.0x—45.0x P / CY23E FCF of $107MM I Discounted Equity Value H) I Based on Revenue (CY25E) and discounted 2.2 Years at 12.7% cost of equity Street Case: 6.0x—9.0x AV / CY25E Revenue of $584MM $16.53 Management Case: 6.0x—9.0x AV / CY25E Revenue of $697MM $19.29 $27.65 Based on Free Cash Flow (CY25E) and discounted 2.2 Years at 12.7% cost of equity $17.30 Street Case: 30.0x—45.0x PICY25E FCF of $143MM Management Case: 30.0x—40.0x P / CY25E FCF of $208MM $33.37 I Discounted Cash Flow Analysis I Management Case: 11.7% -13.7% WACC; 3.0%—4.0% PGR $16.94 I O Precedent Transaction Multiples I Revenue (NTM CY22E) Street Case: 7.0x -11 .Ox AV / NTM Revenue of $395MM $16.82 Management Case: 7.0x -11 .Ox AV / NTM Revenue of $26.42 $17.53 $414MM For Reference Precedent Transaction Premia 20%—50% Premium to Unaffected Spot ($17.30) 20%—50% Premium to Unaffected 30-Day Average ($19.10) Historical Trading Range (6) Last 30 Days Last 90 Days $20.28 I $14.29 $20.80 Last 365 Days $14.29 $27.40 Analyst Price Targets Undiscounted Discounted 1 Year @ 12.7% Cost of Equity Median $0 $5 $10 $15 $20 $25 $30 $35 $40 Notes Hubspot, Okta, Qualys, Rapid7, Tenable, Crowdstrike, Zscaler 1. Market data and Thomson estimates as of 10/7/2022; Orange financials as of unaffected share price of $17.30 as of 9/16/2022; Valuation date for DEV and DCF as of 10/7/2022 4. Cost of equity of 12.7% based on 1.49 Barra predicted beta as of 9/16/2022, 3.8% risk-free rate and 6.0% market risk premium Street financials represent consensus estimates through Historical trading range based on daily last sale prices on or before unaffected date 9/16/2022 CY2024E 5. 2. Management reflects forecast provided by Management on 8/12/2022 6. 3. Relevant public comparables include: Atlassian, DocuSign, Smartsheet, Jamf, Zoominfo, Asana, Sprout Social, PagerDuty, PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 15

Morgan Stanley

Orange Comparable Company Operational Benchmarking (1)

CY2023E Orange Market Data as of Unaffected Date 9/16/2022; Comparables as of 10/07/2022

CY2023E Revenue Growth (%)



Management 31
Street 25
Sprout Social 31
ZoomInfo 30
Asana 29
Smartsheet 29
Atlassian 28
Hubspot 25
PagerDuty 24
Jamf 23
DocuSign 10
Crowdstr ke 37
Zscaler 32
Okta 28
Rapid7 21
Tenable 21
Qualys 17

CY2023E Adj. EBITDA Margin (%)



Management 17
Street 17
ZoomInfo 44
Jamf 22
DocuSign 20
Atlassian 19
Hubspot 11
PagerDuty 3
Sprout Social (0)
Smartsheet (1)
Asana (31)
Qualys 40
Crowdstrike 20
Zscaler 16
Tenable 12
Rapid7 9
Okta 0

CY2023E Free Cash Flow Margin (%)(2)



Street 25
Management 24
ZoomInfo 37
Atlassian 19
DocuSign 18
Jamf 18
Hubspot 14
PagerDuty 9
Sprout Social 5
Smartsheet 3
Asana (18)
Qualys 36
Crowdstrike 32
Zscaler 23
Tenable 17
Rapid7 11
Okta 7

CY2023E Rule of (%)(3)



Management 56
Street 50
ZoomInfo 67
Atlassian 48
Jamf 40
Hubspot 38
Sprout Social 36
PagerDuty 33
Smartsheet 32
DocuSign 28
Asana 12
Crowdstrike 69
Zscaler 55
Qualys 53
Tenable 38
Okta 35
Rapid7 32

Orange Estimates | High Growth Software | High Growth Security

Source: Capital IQ, Thomson Consensus, Company Management

Notes
1. Market data and consensus estimates for comparables as of 10/7/2022; Orange market data and consensus estimates as of unaffected date 9/16/2022
2. Management reflects forecast provided by Management on 8/12/2022
3. Free cash flow calculated as operating cash flow less capital expenditures
4. Rule of defined as the sum of revenue growth and free cash flow margin

PROJECT ORANGE

PRELIMINARY AND CONFIDENTIAL DRAFT

16

Morgan Stanley o Orange Comparable Company Valuation Benchmarking Orange Market Data as of Unaffected Date 9/16/2022; Comparables as of 10/07/2022 CY2023E AV / Revenue <1> X CY2023E P / FCF HM2)(3) x Source: Capital IQ, Thomson Consensus Orange Estimates High Growth Software High Growth Security Notes 1. Market data and consensus estimates for comparables as of 10/7/2022; Orange market data and consensus estimates as of unaffected date 9/16/2022 2. Management reflects forecast provided by Management on 8/12/2022 3. Free cash flow calculated as operating cash flow less capex PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 17

Morgan Stanley o Discounted Equity Value—Based on CY2025E Revenue Street and Management Cases; Value at 12/31/2024 Discounted to 10/7/2022 <1)(2)<5) $MM, Except Where Noted Street Case Management Case Street Case Management Case I 2025E Revenue 584 697 2025E Multiple 8.0x 8 Ox Implied Future AV K673 $5^78 ^TroJ^ash 585 619 (-) Proj. Total Debt 0 0 Future Equity Value $5^258 $6/196 Current FDSO 185.1 185.1 Annual Basic Share Increase*6* 0 8% 0.9% Future FDSO 189.5 190.7 Future Price per Share $27.74 $32.50 Cost of Equity (Ke) 12.7% 12.7% Discount Period (Years) 2.23 2.23 Price Per Share NPV $21.22 $24.86 Implied Fully-Diluted Future Discounted Fully-Diluted Share Price (at Dec 2024) * Future Share Price â– 3 Month Performance Street Case Management Case Street Case Management Case â– 12 Month Historical NTM Performance CY2025E Revenue, Margin AV / Revenue Multiple(7) $584 $697 AV / NTM Multiple 18% 26% Unaffected $21.61 $25.21 NTM Multiple $24.67 $28.86 L.@?l 7.2x 7: 30.-7 $27.74 $32.50 H8% $30.81 $36.14 Final Bid NTM 7% Multiple $33.88 $39.78 10.8x $36.94 $43.42 12.Ox $40.01 $47.07 13.Ox $43.08 $50.71 14.Ox $46.14 $54.35 Notes period 2022 to 2025 1. Market data and consensus as of 9/16/2022; Discounted to 10/7/2022 7. Multiples through unaffected date 9/16/2022 2. Management reflects forecast provided by Management on 8/12/2022 3. Assumes future cash balance as of 12/31/2024 of S585MM in Street Case and $619MM in Management Case 4. Cost of equity of 12.7% based on 1.49 Barra beta as of 9/16/2022, 3.8% risk-free rate and 6 0% market risk premium 5. Current FDSO based on implied share price; represents annualized increase in basic shares through 12/31/2023 6. Share creep calculated based on projected cumulative SBC divided by current share price to determine CAGR over the PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 18

Morgan Stanley

2 Discounted Equity Value – Based on CY2025E LFCF

Street and Management Cases; Value at 12/31/2024 Discounted to 10/7/2022 [(1)(2)(4)]

$MM, Except Where Noted

	Street Case	Management Case	Street Case	Management Case
2025E Revenue	584	697		
2025E FCF	143	208		
2025E FCF Margin	*24.4%*	*29.8%*		
2025E Multiple	35.0x	35.0x		
Implied Future Equity Value	**$4,994**	**$7,284**		
Current FDSO	185.1	185.1		
Annual Basic Share Increase [(5)]	0.8%	0.9%		
Future FDSO	189.5	190.8		
Future Price per Share	$26.36	$38.18		
Cost of Equity (Ke)			12.7%	12.7%
Discount Period (Years)			2.23	2.23
Price Per Share NPV			**$20.16**	**$29.21**

	P / NTM Multiple	Implied Fully-Diluted Future Share Price (at Dec 2024) [(3)]: Street Case	Implied Fully-Diluted Future Share Price (at Dec 2024) [(3)]: Management Case	Discounted Fully-Diluted Future Share Price: Street Case	Discounted Fully-Diluted Future Share Price: Management Case
	CY2025E LFCF, Margin	$143 24%	$208 30%		
	30.0x	$22.61	$32.74	$17.30	$25.05
Unaffected NTM Multiple 32.6x @$17.30	35.0x	$26.36	$38.18	$20.16	$29.21
	40.0x	$30.10	$43.62	$23.03	$33.37
Final Bid NTM Multiple 47.0x @$24.90	45.0x	$33.85	$49.05	$25.89	$37.52

Discounted 2.2 Years at 12.7% Cost of Equity

Notes
1. Market data and consensus as of 9/16/2022; Discounted to 10/7/2022
2. Management reflects forecast provided by Management on 8/12/2022
3. Cost of equity of 12.7% based on 1.49 Barra beta as of 9/16/2022, 3.8% risk-free rate and 6.0% market risk premium
4. Current FDSO based on implied share price; represents annualized increase in basic shares through 12/31/2023
5. Share creep calculated based on projected cumulative SBC divided by current share price to determine CAGR over the period 2022 to 2025

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 19

Morgan Stanley <3> Long Term Orange Financial Profile $MM, unless otherwise noted (1)(2) Extrapolations reviewed and approved by management Terminal CY19A CY20A CY21A CY22E CY23E CY24E CY25E CY26E CY27E CY28E CY29E CY30E CY31E CY32E Year Select DCF Input Financials Revenue 121 175 246 336 440 555 697 854 1,020 1,186 1,344 1,480 1,585 1,649 1,706 % Revenue Growth 45% 41% 36% 31% 26% 26% 22% 19% 16% 13% 10% 7% r ——- 1 3% 1 4% 1 Adj. EBITDA 1 16 42 49 75 132 213 282 360 447 537 612 676 725 751 Margin % 1% 9% 17% 15% 17% 24% 31% 33% 35% 38% 40% 41% 43% 144% ___ 1 44% D & A 8 12 14 14 16 21 25 26 31 36 40 44 48 49 51 % of Revenue 7% 7% 6% 4% 4% 4% 4% 3% 3% 3% 3% 3% 3% 3% 3% CapEx + Capitalized Content (17) (13) (12) (21) (25) (18) (20) (26) (31) (36) (40) (44) (48) (49) (51) % of Revenue 14% 8% 5% 6% 6% 3% 3% 3% 3% 3% 3% 3% 3% 3% 3% SBC (118) (5) (18) (26) (39) (42) (42) (43) (51) (59) (67) (74) (79) (82) (85) % of Revenue 98% 3% 8% 8% 9% 8% 6% 5% 5% 5% 5% 5% 5% 5% 5% Cash Taxes 0 0 (1) (1) (5) (25) (44) (53) (70) (88) (107) (123) (137) (148) (154) Rate % 5% 54% 8% 8% 25% 36% 30% 25% 25% 25% 25% 25% 25% 25% 25% Change in NWC 35 35 50 64 65 69 63 78 83 83 79 68 52 32 29 71% % Change in Revenue 64% 72% 62% 60% 44% 50% 50% 50% 50% 50% 50% 50% 50% uFCF (99) 32 61 66 71 116 171 238 292 347 401 438 465 477 490 C29% 29% % of Revenue (82%) 18% 25% 20% 16% 21% 24% 28% 29% 29% 30% 30% 29% EBITDA %—uFCF % 83% (9%) (8%) (5%) 1% 3% 6% 5% 7% 8% 10% 12% 13% 15% 15% Notes 1. Management case through to FY2025 reflects forecasts provided by Management on 8/12/2022 2. Extrapolations were reviewed and approved by Management on 9/1/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 20

Morgan Stanley <3> Discounted Cash Flow Analysis Preliminary Discounted Cash Flow Analysis $MM Discounted Cash Flow Analysis 3.0% 3.5% 4.0% Perpetuity Growth Rate Discount Rate 13.7% 12.7% 11.7% 13.7% 12.7% 11.7% 13.7% 12.7% 11.7% Implied Valuation NPV of UFCF 1,408 1,479 1,554 1,408 1,479 1,554 1,408 1,479 1,554 FV of Terminal Value 4,694 5,175 5,767 4,947 5,482 6,147 5,226 5,823 6,575 PV of Terminal Value 1,381 1,656 2,009 1,456 1,754 2,141 1,538 1,863 2,290 Aggregate Value 2,789 3,135 3,562 2,864 3,233 3,6s5 2,s46 3,342 3,844 Net Cash 344 344 344 344 344 344 344 344 344 Equity Value 3,133 3,47s 3,s06 3,208 3,577 4,03s 3,2s0 3,686 4,188 FDSO 184.9 185.1 185.2 185.0 1851 185.3 185.0 185.1 185.3 Price / Share Qi’eTsO $18.80 $21.0s $17.34 <\$19.32.? $21.80 $17.78 $1s.s1 C$22.6© % Premium / (Discount) to Unaffected (2%) 9% 22% 0% 12% 26% 3% 15% 31% % of Aggregate Value UFCF 50% 47% 44% 49% 46% 42% 48% 44% 40% Terminal Value 50% 53% 56% 51% 54% 58% 52% 56% 60% Implied Terminal EBITDA Multiple 6.3x 6.sx 7.7x 6.6x 7.3x 8.2x 7.0x 7.8x 8.8x Implied Exit FCF Multiple (P/LFCF) 10.3x 11.3x 12.5x 10.8x 11.sx 13.3x 11.4x 12.6x 14.1x Share Price Sensitivity(2)(5) Implied Exit Multiples(2)(3) Revenue and FCF Sensitivity(4)(5) $/Share, Growth declines to 4% by 2032; EBITDA margin X, Growth declines to 4% by 2032; EBITDA margin $/Share, FY2032 Revenue Growth (linear decline from increases to 44% increases to 44%; Assumes 12.7% WACC FY2026) 2032 Revenue Growth WACC Multiple 2% 4% 8% 12% 16% 13.7% 13.2% 12.7% 12.2% 11.7% AV / Revenue AV / EBITDA AV / FCF § 34% $14.39 $15.14 $16.76 $18.56 $20.56 2.5% $16.58 $17.41 $18.32 $19.33 $20.46 2.5% 2.9x 6.5x 10.0x H m ^16.9^ U c 39% $16.36 $17.23 $19.11 $21.19 $23.51 3.0% $17.82 $18.80 $19.88 $21.09 3.0% 3.0x 6.9x 10.6x l U. U 0 ($19.32^ 7 ) 44% ($19.32^ 3.5% $17.34 $18.28 $20.49 $21.80 3.5% 3.2x 7.3x 11.2x 5 ra $18.34 $21.45 $23.82 $26.45 0 $17.78 $18.79 $19.91 $21.17 ^22.60 c 49% 4.0% 4.0% 3.4x 7.8x 11.9x $20.31 $21.41 $23.80 $26.46 $29.40 4.5% $18.27 $19.35 $20.57 $21.94 $23.51 4.5% 3.6x 8.3x 12.7x 54% $22.29 $23.51 $26.15 $29.09 $32.34 Notes o Range from Football Field (p. 15) 1. Management case through to FY2025 reflects forecasts provided by Management on 8/12/2022 2. Extrapolations were reviewed and approved by Management on 9/1/2022 3. Calculated as implied exited aggregate value divided by relevant perpetual operating metric 4. Table assumes 12.7% WACC and 3.5% PGR; Barra Beta as of 9/16/2022 5. FDSO based on basic share count and dilutive securities schedule per Orange Management as of 9/30/2022 6. CY2023E NPV of uFCF stubbed for mid-year PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 21

Morgan Stanley o Precedent Software Transaction Multiples Selected Software Transactions NTM Aggregate Value / Revenue Highest Multiple Strategic Select Sponsor Software and Strategic Deals Software Deals NTM Rev 18 22 Growth 59% N A’ NA’ 20% 33% 30% 39% 25% 31% 16% 18% 24% 38% 20% 23% 10% 8% 21% 16% 14% 14% 12% 14% 18% 19% 19% 15% 16% 3% 24% 16% 16% 28% 28% 8% Source Morgan Stanley Database, Capital IQ, Thomson Consensus, Company Filings, Public Information Sponsor Deals Strategic Deals Notes 1. Twilio / SendGrid multiple as of closing date 2. Adobe / Figma multiple using ARR as proxy for revenue, forecasts available on All-In Podcast PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 22

Morgan Stanley 0 Precedent Technology M&A Premia $1 Bn+ Aggregate Value Software Transactions Since 2014 CO # of Deals = 72 Unaffected Spot Premium % # of deals % Premium < 20% 20%—30% 30%—40% 40%—50% 50%+ % Distribution 28% 25% 21% 11% 15% 30-Day Unaffected Average % # of deals 20 % Premium < 20% 20%—30% 30%—40% 40%—50% 50%+ % Distribution 18% 28% 19% 17% 18% Notes 1. Transaction data as of October 2022; excludes withdrawn deals and those by strategic acquirers PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 23

Morgan Stanley

6 Broker Estimates for Orange

Select Analyst Estimates and Targets [1][2]

$MM, except per share data

Following Q2'22 Earnings Announcement, broker price targets range decreased from $19-$29

						Revenue			Gross Margin			Adj. EBITDA			Free Cash Flow		
Broker	Date of Report	Rating	Current Price Target	Price Target Methodology	Valuation Methodology	CY22E	CY23E	CY24E	CY22E	CY23E	CY24E	CY22E	CY23E	CY24E	CY22E	CY23E	CY24E
Cowen	8/4/2022	Outperform	28.00	~12x CY2023E AV / Revenue	AV / FCF	$335	$415	-	87%	87%	-	-	-	-	$87	$123	-
Truist	8/4/2022	Buy	28.00	DCF (20x CY2032 FCF TV)	AV / FCF, DCF	$334	$424	-	86%	85%	-	$54	$59	-	$81	$98	-
Piper Sandler	8/4/2022	Overweight	25.00	DCF (25x CY2026E FCF)	AV / FCF, DCF	$334	$421	-	87%	85%	-	-	-	-	$83	$114	-
Canaccord	8/4/2022	Buy	25.00	~40x CY2023E AV / FCF	AV / Revenue, AV / FCF	$334	$421	-	87%	87%	-	-	-	-	$80	$105	-
Stephens	8/4/2022	Overweight	25.00	10x CY2023E AV / Revenue	AV / Revenue	$334	$422	$515	88%	87%	87%	$53	$72	$98	$81	$114	-
Needham	8/4/2022	Buy	24.00	9.7x AV / CY2023E Revenue	AV / Revenue	$334	$415	$507	87%	87%	87%	-	-	-	$80	$107	$133
Goldman Sachs	8/4/2022	Buy	22.00	85% 7.5x AV / Revenue; 15% Strategic Ppaids	AV / Revenue	$332	$412	$492	86%	85%	85%	$46	$65	$90	$64	$106	$146
Morgan Stanley	8/4/2022	Equal Weight	21.00	25x CY2027E AV/FCF	AV / FCF	$333	$413	$502	86%	86%	87%	$46	$60	$93	$85	$84	$115
Bank of America	8/4/2022	Buy	20.00	7x CY2023E AV / Revenue	AV / Revenue	$334	$420	$521	87%	85%	85%	$57	$72	$97	$79	$98	$110
Citi	8/5/2022	Neutral	20.00	8.0x CY2023E AV / Revenue	AV / Revenue	$334	$394	$484	83%	78%	78%	$52	$63	$79	$84	$98	$126
UBS	8/4/2022	Neutral	19.00	8.0x CY2023E AV / Revenue	AV / Revenue	$333	$407	$475	87%	87%	88%	$60	$75	$89	$82	$95	$109
Mean			**$23.36**			**$334**	**$415**	**$499**	**87%**	**85%**	**85%**	**$53**	**$66**	**$91**	**$81**	**$104**	**$123**
Median			**$24.00**			**$334**	**$415**	**$502**	**87%**	**86%**	**87%**	**$53**	**$65**	**$92**	**$81**	**$105**	**$121**

Post earnings, median CY22 revenue estimates increased from $332; CY23 estimates decreased from $417

Notes
1. Latest available broker estimates, excludes Berenberg due to price target as of 2/17/2022
2. Broker research from prior to the unaffected date of 9/16/2022

PROJECT ORANGE

PRELIMINARY AND CONFIDENTIAL DRAFT

24

Morgan Stanley APPENDIX Reference Materials PRELIMINARY AND CONFIDENTIAL DRAFT 25

Morgan Stanley

Orange Capitalization Summary and Aggregate Value Build

$MM, Except Where Noted [1][2][3]

			Unaffected Spot	Final Bid
Share Price ($)			$17.30	$24.90
Basic Total Shares Outstanding (#MM)			176.1	176.1
Dilutive Instruments (Vested)	**Shares (#MM)**	**Weighted Avg Strike Price ($)**	**Diluted Shares Outstanding (#MM)**	**Diluted Shares Outstanding (#MM)**
RSUs Outstanding	0.00	$0.00	0.00	0.00
Options Outstanding	5.85	$2.81	4.90	5.19
Total			4.90	5.19
Diluted Shares Outstanding ($MM) - Excluding Unvested			181.0	181.2
Vested Equity Value Funded Upfront			**$3,130**	**$4,513**
Dilutive Instruments (Unvested)	**Shares (#MM)**	**Weighted Avg Strike Price ($)**	**Diluted Shares Outstanding (#MM)**	**Diluted Shares Outstanding (#MM)**
RSUs Outstanding	2.69	$0.00	2.69	2.69
Options Outstanding	1.80	$4.69	1.32	1.46
Total			4.01	4.16
Fully Diluted Shares Outstanding (#MM)			185.0	185.4
Fully Diluted Equity Value			**$3,200**	**$4,616**
(+) Debt Principal			$0	$0
(-) Cash			($344)	($344)
Fully Diluted Aggregate Value			**$2,856**	**$4,272**

$103MM of Unvested Equity Value

Notes
1. Market data as of 9/16/2022
2. Debt balance, options, and RSUs as of 9/30/2022 per Orange Management
3. Assumes $344MM Cash and 176.1MM basic shares outstanding as of 9/30/2022 per Orange Management

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 26

Morgan Stanley WACC Calculation Predicted Beta (1)(2) Orange WACC Analysis (1) WACC Calculation Low Base High Market Risk Premium 6.0% 6.0% 6.0% (2) Barra Predicted Beta 1.49 1.49 1.49 1.2 Risk Free Rate—10-Year Spot as of 10/07/22 3.8% 3.8% 3.8% Sensitivity Adjustment (1.0%) 0.0% 1.0% 1.1 1 Cost of Equity 11.7% 12.7% 13.7% CM CM CM CM CM CM CM CM CM CM CM CM CM Q_ c CD o 6 (D _Q Q_ C O â–¡ — Q (D â–¡ < > Z5 < O LL < O Equity / Total Capitalization 100.0% 100.0% 100.0% Pre-Tax Cost of Debt Tax Rate 25% 25% 25% After-Tax Cost of Debt Total Debt / Total Capitalization WACC 11.7% 12.7% 13.7% Notes 1. Market data as of 10/7/2022 2. Barra Beta per Capital IQ as of 9/16/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 27

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